Gates Industrial Reports First-Quarter 2025 Results
Denver, CO, April 30, 2025
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the first quarter ended March 29, 2025.
First-Quarter 2025 Financial Summary
◦First-quarter net sales of $847.6 million, down 1.7% compared to the prior-year period, including core revenue growth of 1.4%.
◦Net income attributable to shareholders of $62.0 million, or $0.24 per diluted share.
◦Adjusted Net Income per diluted share of $0.36.
◦Net income from continuing operations of $68.6 million, or a margin of 8.1%.
◦Adjusted EBITDA of $187.3 million, or a margin of 22.1%.
◦Reiterating 2025 full-year guidance.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “In the first quarter, we grew our volume company-wide supported by strong growth in our Auto Replacement and Personal Mobility end markets. Also, our gross margin increased nicely year-over-year.”
Jurek continued, “We are reiterating our full year guidance. While the business environment has become more uncertain since the start of the year, I am confident in our competitive position. Our manufacturing footprint is largely ‘in-region, for-region’, which we believe provides us with advantages relative to our primary competition. We continue to broaden our product portfolio, expand our presence in growth markets and provide differentiated service levels to our customers. I appreciate the diligence and focus of the global Gates team as we manage through the current macroeconomic environment.”
Power Transmission Segment Results

	Three months ended
(USD in millions)	March 29, 2025	March 30, 2024	% Change	% Core Change
Net sales	$527.2	$532.8	(1.1%)	2.1%
Adjusted EBITDA	$116.7	$119.0	(1.9%)
Adjusted EBITDA margin	22.1%	22.3%	(20 bps)
Fluid Power Segment Results

	Three months ended
(USD in millions)	March 29, 2025	March 30, 2024	% Change	% Core Change
Net sales	$320.4	$329.8	(2.9%)	0.1%
Adjusted EBITDA	$70.6	$76.6	(7.8%)
Adjusted EBITDA margin	22.0%	23.2%	(120 bps)

2025 Guidance
The Company is maintaining its full year financial guidance for 2025. Specifically, the company anticipates the following:
•Core sales growth in the range of (0.5%) to +3.5% year-over-year
•Adjusted EBITDA of $735 million to $795 million
•Adjusted Earnings Per Share of $1.36 to $1.52
•Capital Expenditures of approximately $120 million
•Free Cash Flow conversion exceeding 90%
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2025. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 9:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation First-Quarter 2025 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment manufacturers (“OEM”) as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results, and statements regarding our outlook for 2025. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. government policies, actions or legislation (including the imposition of tariffs), economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), risks related to catastrophic events, continued operation of our manufacturing facilities, including as a result of cybersecurity attacks, our ability to forecast and meet demand and market acceptance of new products. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
(USD in millions, except per share amounts)	March 29, 2025	March 30, 2024
Net sales	$847.6	$862.6
Cost of sales	503.0	532.6
Gross profit	344.6	330.0
Selling, general and administrative expenses	217.3	211.7
Transaction-related expenses	0.4	0.4
Asset impairments	0.6	—
Restructuring expenses	1.6	1.2
Operating income from continuing operations	124.7	116.7
Interest expense	29.6	37.5
Other expenses (income)	1.3	(1.5)
Income from continuing operations before taxes	93.8	80.7
Income tax expense	25.2	34.5
Net income from continuing operations	68.6	46.2
Loss on disposal of discontinued operations	0.3	0.1
Net income	68.3	46.1
Less: non-controlling interests	6.3	6.1
Net income attributable to shareholders	$62.0	$40.0

Earnings per share
Basic
Earnings per share from continuing operations	$0.24	$0.15
Earnings per share from discontinued operations	—	—
Earnings per share	$0.24	$0.15

Diluted
Earnings per share from continuing operations	$0.24	$0.15
Earnings per share from discontinued operations	—	—
Earnings per share	$0.24	$0.15

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of March 29, 2025	As of December 28, 2024
Assets
Current assets
Cash and cash equivalents	$640.2	$682.0
Trade accounts receivable, net	786.2	722.7
Inventories	700.7	676.0
Taxes receivable	35.1	28.6
Prepaid expenses and other assets	205.8	196.7
Total current assets	2,368.0	2,306.0
Non-current assets
Property, plant and equipment, net	583.5	579.5
Goodwill	1,934.0	1,908.9
Pension surplus	5.7	5.7
Intangible assets, net	1,232.5	1,248.6
Right-of-use assets	140.4	139.4
Taxes receivable	20.1	20.7
Deferred income taxes	570.9	553.5
Other non-current assets	30.7	24.0
Total assets	$6,885.8	$6,786.3
Liabilities and equity
Current liabilities
Debt, current portion	$31.6	$39.1
Trade accounts payable	417.0	408.2
Taxes payable	38.6	22.9
Accrued expenses and other current liabilities	223.2	251.3
Total current liabilities	710.4	721.5
Non-current liabilities
Debt, less current portion	2,308.1	2,311.5
Post-retirement benefit obligations	75.8	78.0
Lease liabilities	127.3	127.3
Taxes payable	83.1	82.2
Deferred income taxes	50.0	56.8
Other non-current liabilities	103.2	68.7
Total liabilities	3,457.9	3,446.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 257,460,579 (December 28, 2024: authorized shares: 3,000,000,000; outstanding shares: 255,203,987)	2.6	2.6
—Additional paid-in capital	2,616.5	2,618.6
—Accumulated other comprehensive loss	(1,045.7)	(1,077.2)
—Treasury shares	(12.7)	—
—Retained earnings	1,541.6	1,479.6
Total shareholders’ equity	3,102.3	3,023.6
Non-controlling interests	325.6	316.7
Total equity	3,427.9	3,340.3
Total liabilities and equity	$6,885.8	$6,786.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
(USD in millions)	March 29, 2025	March 30, 2024
Cash flows from operating activities
Net income	$68.3	$46.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52.2	54.6
Foreign exchange and other non-cash financing income	(8.2)	(11.1)
Share-based compensation expense	6.1	8.6
Decrease in post-employment benefit obligations, net	(3.0)	(2.2)
Deferred income taxes	(3.1)	(1.1)
Asset impairments	0.6	—
Other operating activities	2.6	(4.8)
Changes in operating assets and liabilities:
—Accounts receivable	(47.3)	(38.7)
—Inventories	(15.4)	(36.9)
—Accounts payable	3.1	(0.4)
—Prepaid expenses and other assets	(22.3)	3.7
—Taxes payable	8.5	(2.3)
—Other liabilities	(34.8)	(36.5)
Net cash provided by (used in) operating activities	7.3	(21.0)
Cash flows from investing activities
Purchases of property, plant and equipment	(17.5)	(16.0)
Purchases of intangible assets	(8.7)	(2.1)
Cash paid under corporate-owned life insurance policies	(7.0)	(4.1)
Cash received under corporate-owned life insurance policies	0.5	2.7
Proceeds from the sale of property, plant and equipment	2.0	—
Other investing activities	(0.3)	—
Net cash used in investing activities	(31.0)	(19.5)
Cash flows from financing activities
Issuance of shares	1.8	2.5
Repurchase of shares	(13.0)	(50.3)
Payments of long-term debt	(4.7)	(104.9)
Employee taxes paid from shares withheld	(11.5)	(2.4)
Dividends paid to non-controlling interests	(2.3)	—
Other financing activities	5.1	6.2
Net cash used in financing activities	(24.6)	(148.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	6.6	(8.9)
Net decrease in cash and cash equivalents and restricted cash	(41.7)	(198.3)
Cash and cash equivalents and restricted cash at the beginning of the period	684.8	724.0
Cash and cash equivalents and restricted cash at the end of the period	$643.1	$525.7
Supplemental schedule of cash flow information
Interest paid	$36.5	$45.5
Income taxes paid	$19.7	$36.5
Accrued capital expenditures	$1.1	$1.6

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended
(USD in millions)	March 29, 2025	March 30, 2024
Net income from continuing operations	$68.6	$46.2
Adjusted for:
Income tax expense	25.2	34.5
Net interest and other expenses	30.9	36.0
Depreciation and amortization	52.2	54.6
Transaction-related expenses (1)	0.4	0.4
Asset impairments	0.6	—
Restructuring expenses (2)	1.6	1.2
Share-based compensation expense	6.1	8.6
Inventory write-offs and adjustments (3) (included in cost of sales)	(1.0)	13.9
Restructuring-related expenses (included in cost of sales)	1.2	—
Restructuring-related expenses (included in SG&A)	1.5	0.1
Credit loss related to customer bankruptcy (included in SG&A) (4)	—	0.1
Adjusted EBITDA	$187.3	$195.6

Net Sales	$847.6	$862.6
Net income from continuing operations margin	8.1%	5.4%
Adjusted EBITDA Margin	22.1%	22.7%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)
Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a LIFO basis. During the three months ended March 29, 2025, the Company experienced a decrease in inventory values, that resulted in the liquidation of a LIFO inventory layer. This LIFO liquidation did not have a significant effect on net income.

(4)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we preliminarily evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and recorded an initial pre-tax charge to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy and adjust our estimate as necessary.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended
(USD in millions, except share numbers and per share amounts)	March 29, 2025		March 30, 2024
Net income attributable to shareholders	$62.0		$40.0
Adjusted for:
Loss on disposal of discontinued operations	0.3		0.1
Amortization of intangible assets arising from the 2014 acquisition of Gates	28.3		29.1
Transaction-related expenses (1)	0.4		0.4
Asset impairments	0.6		—
Restructuring expenses (2)	1.6		1.2
Restructuring-related expenses (included in cost of sales)	1.2		—
Restructuring-related expenses (included in SG&A)	1.5	0	0.1
Share-based compensation expense	6.1		8.6
Inventory write-offs and adjustments (3) (included in cost of sales)	(1.0)		13.9
Adjustments relating to post-retirement benefits	0.4		(0.7)
Financing and other FX related losses	3.2		1.5
Credit loss related to customer bankruptcy (included in SG&A) (4)	—		0.1
Discrete tax items (5)	0.1		11.7
Other adjustments	(1.3)		(1.8)
Estimated tax effect of the above adjustments	(9.5)		(12.4)
Adjusted Net Income	$93.9		$91.8

Diluted weighted-average number of shares outstanding	261,567,906		267,435,531
GAAP Net Income per diluted share	$0.24		$0.15
Adjusted Net Income per diluted share	$0.36		$0.34

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)
Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a LIFO basis. During the three months ended March 29, 2025, the Company experienced a decrease in inventory values, that resulted in the liquidation of a LIFO inventory layer. This LIFO liquidation did not have a significant effect on net income.

(4)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we preliminarily evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and recorded an initial pre-tax charge to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy and adjust our estimate as necessary.

(5)	For the three months ended March 29, 2025, the discrete tax items of $0.1 million comprised of a discrete tax benefit of $6.0 million related to excess tax benefits on stock option exercises and $0.1 million related to other net discrete benefits, offset by discrete expenses of $5.2 million primarily related to changes in the realizability of certain deferred tax assets and $1.0 million related to net unrecognized tax benefits. For the three months ended March 30, 2024, the discrete tax items of $11.7 million comprised of discrete tax expenses of $9.1 million related to changes in the realizability of certain deferred tax assets, $1.4 million related to net unrecognized tax benefits, and $1.2 million related to other net discrete expenses.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended March 29, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended March 29, 2025 (1)	$527.2	$320.4	$847.6
Impact on net sales of movements in currency rates	16.9	9.8	26.7
Core sales for the three months ended March 29, 2025	$544.1	$330.2	$874.3

Net sales for the three months ended March 30, 2024	532.8	329.8	862.6
Decrease in net sales	(5.6)	(9.4)	(15.0)
Increase in net sales on a core basis (core sales)	$11.3	$0.4	$11.7

Net sales decline	(1.1%)	(2.9%)	(1.7%)
Core sales growth	2.1%	0.1%	1.4%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com